UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 3, 2009

Date of Report (Date of earliest event reported)

ZYMOGENETICS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-33489	91-1144498
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Eastlake Avenue East Seattle, Washington	98102-3702
(Address of principal executive offices)	(Zip Code)

(206) 442-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

ZymoGenetics, Inc. has taken actions to further align its current resources with its strongest near-term opportunities while positioning the Company for long-term sustainability and success. The Company intends to focus its efforts on building the market for its approved product, RECOTHROM® Thrombin, topical (Recombinant) and developing and commercializing its existing pipeline of clinical and preclinical product candidates. The Company will discontinue all ongoing immunology discovery research programs, while retaining the research capabilities necessary to support the ongoing development programs for current product candidates.

As a result of these actions, the Company is reducing its workforce by 52 employees or approximately 15%. This reduction is in addition to the 161 employees terminated in April 2009. The Company is offering severance benefits to the terminated employees, including extension of the post-termination period for exercising vested stock options from three months to twelve months. The Company anticipates recording a charge of approximately $3.5 million, primarily associated with personnel-related termination costs, which will be recognized in the fourth quarter of 2009. Substantially all of the charge is expected to represent cash expenditures. Beginning in 2010, the Company expects the reduction to generate annual expense savings of approximately $8 million to $10 million, which is in addition to the estimated $30 million in annual expense savings generated by the April 2009 restructuring.

ZymoGenetics Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to the timing for the completion of the discontinuation of its discovery research programs and the allocation of resources to its existing clinical and preclinical products, the related workforce reduction and the amount and expected timing of costs, expense savings and other charges related to these activities. These forward-looking statements are based on the current intent and expectations of the management of ZymoGenetics. These statements are not guarantees of future performance or actions and involve risks and uncertainties that are difficult to predict. ZymoGenetics’ actual performance and the timing and outcome of actions and events may differ materially from those expressed in or implied by the forward-looking statements because such statements are based on assumptions and projections relating to these activities that are inherently uncertain and may also be affected by risks associated with regulatory oversight and approvals, product sales and marketing abilities, collaboration and licensing arrangements and litigation and other risks detailed in ZymoGenetics’ public filings with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended September 30, 2009. Except as required by law, ZymoGenetics undertakes no obligation to update any forward-looking or other statements in this report, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYMOGENETICS, INC.

Date: December 3, 2009	By:	/s/ JAMES A. JOHNSON
James A. Johnson
Executive Vice President, Chief Financial Officer and Secretary